EXHIBIT 99.1

For More Information
--------------------
Contact:  James F. Oliviero
KSW, Inc., (718) 340-1409
joliviero@ksww.com



                              FOR IMMEDIATE RELEASE
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                               KSW, INC. SELECTED
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                               AS TRADE MANAGER ON
                               -------------------
                          $17,000,000 HOSPITAL PROJECT
                          ----------------------------


Long Island City, New York - March 23, 2006 - KSW, Inc. (Over-The-Counter Bulletin Board: KSWW.OB).

KSW, Inc. announced today that it has been selected by the Construction Manager, Bovis Lend Lease LMB, Inc., as the HVAC Trade Manager for the new Cardiovascular Center at New York-Presbyterian Hospital. KSW's work at the project is valued at approximately $17,000,000 and will take 2-1/2 years to complete.

KSW's CEO, Floyd Warkol, credited the Company's prior success as a Trade Manager on several large hospital projects for its selection. "KSW pioneered the concept of Trade Management, which helps an owner to better balance costs with project objectives. We are pleased to be selected for such an important project."

With this project, the Company's current backlog of work is approximately $85,000,000.


About KSW

KSW, Inc., through its wholly-owned subsidiary, KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning (HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects. KSW Mechanical Services, Inc. also acts as Trade Manager on larger construction projects, such as the Weill Cornell Ambulatory Care Building.

Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward looking statements generally can be identified as statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "should", "will" or other similar words or phrases. Such forward-looking

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statements concerning management's expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year-end audit and further internal review of the Company's historical financial statements. All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.



Contact:
KSW, Inc.
James F. Oliviero
718-340-1409